Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Arizona Premium Income Municipal Fund, Inc.
33-53320
811-07278

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2011.

Voting results are as follows:

<c> Common and Preferred shares voting
 together as a class
<c>  Preferred shares voting
 together as a class
To approve the elimination of the

fundamental policies relating to the Funds ability to make loans.


   For
             2,113,498
                          280
   Against
                257,710
                             -
   Abstain
                144,826
                             -
   Broker Non-Votes
                500,208
                             -
      Total
             3,016,242
                          280



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
             2,088,038
                          280
   Against
                272,029
                             -
   Abstain
                155,968
                             -
   Broker Non-Votes
                500,207
                             -
      Total
             3,016,242
                          280







Proxy materials are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090007.